Amkor Technology Reports Financial Results
for the Fourth Quarter and Full Year 2024

TEMPE, Ariz. -- February 10, 2025 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Highlights:
•Fourth quarter net sales $1.63 billion
•Net income $106 million, earnings per diluted share $0.43

Full Year 2024 Highlights:
•Net sales $6.32 billion
•Gross profit $933 million, operating income $438 million
•Net income $354 million, earnings per diluted share $1.43
•EBITDA $1.09 billion
•Net cash from operations $1.09 billion, free cash flow $359 million

"In 2024, weakness in the automotive and industrial and communications end markets contributed to a full year decline. In contrast, we achieved record revenue in our computing end market with growth in ARM-based PCs and AI devices,” said Giel Rutten, Amkor’s president and chief executive officer. “During the year, we also successfully ramped our new facility in Vietnam, secured CHIPS funding to bolster U.S. manufacturing, and set a new record for Advanced SiP revenue. We remain confident in our long-term strategy and continue to invest in technology for advanced packaging and our broad geographic footprint with a focus on industry megatrends.”

Financial Results

($ in millions, except per share data)	Q4 2024	Q3 2024	Q4 2023	2024	2023
Net sales	$1,629	$1,862	$1,752	$6,318	$6,503
Gross margin	15.1%	14.6%	15.9%	14.8%	14.5%
Operating income	$134	$149	$159	$438	$470
Operating income margin	8.3%	8.0%	9.1%	6.9%	7.2%
Net income attributable to Amkor	$106	$123	$118	$354	$360
Earnings per diluted share	$0.43	$0.49	$0.48	$1.43	$1.46
EBITDA (1)	$302	$309	$326	$1,091	$1,135
Net cash provided by operating activities				$1,089	$1,270
Annual free cash flow (1)				$359	$534
(1) EBITDA and free cash flow are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under “Selected Operating Data.”
At December 31, 2024, total cash and short-term investments was $1.65 billion, and total debt was $1.16 billion.
On November 13, 2024, Amkor’s Board of Directors announced a 5% increase in the quarterly cash dividend on the company’s common stock, from $0.07875 per share to $0.08269 per share. The Board of Directors also approved a special cash dividend of $0.40546 per share, or approximately $100 million, on the company’s common stock. The increased quarterly dividend and special dividend were each paid on December 23, 2024. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.

Business Outlook
The following information presents Amkor’s guidance for the first quarter 2025 (unless otherwise noted):

•Net sales of $1.225 billion to $1.325 billion
•Gross margin of 10.0% to 13.0%
•Net income of $3 million to $43 million, or $0.01 to $0.17 per diluted share
•Full year 2025 capital expenditures of approximately $850 million
Conference Call Information
Amkor will conduct a conference call on Monday, February 10, 2025, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.
About Amkor Technology, Inc.
Amkor Technology, Inc. is the world's largest US headquartered OSAT (outsourced semiconductor assembly and test) service provider. Since its founding in 1968, Amkor has pioneered the outsourcing of IC packaging and test services and is a strategic manufacturing partner for the world’s leading semiconductor companies, foundries, and electronics OEMs. Amkor provides turnkey manufacturing services for the communication, automotive and industrial, computing, and consumer industries, including but not limited to smartphones, electric vehicles, data centers, artificial intelligence and wearables. Amkor’s operational base includes production facilities, research and development centers and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the United States. For more information visit amkor.com.

Jennifer Jue
Vice President, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2024	Q3 2024	Q4 2023	2024	2023
Net Sales Data:
Net sales (in millions):
Advanced Products (1)	$1,357	$1,568	$1,430	$5,175	$5,033
Mainstream Products (2)	272	294	322	1,143	1,470
Total net sales	$1,629	$1,862	$1,752	$6,318	$6,503

Packaging services	88%	90%	89%	89%	88%
Test services	12%	10%	11%	11%	12%

Net sales from top ten customers	73%	74%	71%	72%	69%

End Market Distribution Data:
Communications (smartphones, tablets)	44%	52%	56%	48%	50%
Computing (data center, infrastructure, PC/laptop, storage)	21%	16%	13%	19%	16%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	17%	16%	19%	18%	21%
Consumer (AR & gaming, connected home, home electronics, wearables)	18%	16%	12%	15%	13%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	54.8%	58.4%	56.5%	55.1%	55.1%
Labor	9.9%	8.7%	9.1%	9.9%	9.9%
Depreciation	8.4%	7.4%	8.2%	8.5%	8.9%
Other manufacturing	11.8%	10.9%	10.3%	11.7%	11.6%
Gross margin	15.1%	14.6%	15.9%	14.8%	14.5%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
(in millions)	Q4 2024	Q3 2024	Q4 2023	2024	2023
EBITDA Data:
Net income	$106	$123	$119	$356	$362
Plus: Interest expense	17	16	15	65	59
Plus: Income tax expense	30	19	33	75	82
Plus: Depreciation & amortization	149	151	159	595	632
EBITDA	$302	$309	$326	$1,091	$1,135

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of, insurance recovery for and grants for property, plant and equipment, if applicable. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt, our ability to fund capital expenditures and our ability to pay dividends and the amount of dividends to be paid. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
(in millions)	2024	2023
Free Cash Flow Data:
Net cash provided by operating activities	$1,089	$1,270
Less: Payments for property, plant and equipment	(744)	(749)
Plus: Proceeds from sale of and grants for property, plant and equipment	14	13
Free cash flow	$359	$534

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Net sales	$1,629,118	$1,751,811	$6,317,692	$6,503,065
Cost of sales	1,382,408	1,472,702	5,384,480	5,559,912
Gross profit	246,710	279,109	933,212	943,153
Selling, general and administrative	69,427	78,842	331,806	295,393
Research and development	42,848	41,603	162,951	177,473
Total operating expenses	112,275	120,445	494,757	472,866
Operating income	134,435	158,664	438,455	470,287
Interest expense	17,079	15,478	64,945	59,000
Other (income) expense, net	(18,233)	(8,342)	(57,506)	(32,554)
Total other (income) expense, net	(1,154)	7,136	7,439	26,446
Income before taxes	135,589	151,528	431,016	443,841
Income tax expense	29,788	32,516	75,481	81,710
Net income	105,801	119,012	355,535	362,131
Net income attributable to noncontrolling interests	(152)	(1,450)	(1,523)	(2,318)
Net income attributable to Amkor	$105,649	$117,562	$354,012	$359,813

Net income attributable to Amkor per common share:
Basic	$0.43	$0.48	$1.44	$1.46
Diluted	$0.43	$0.48	$1.43	$1.46
Shares used in computing per common share amounts:
Basic	246,654	245,799	246,344	245,628
Diluted	247,864	247,243	247,818	247,176

*We periodically assess the estimated useful lives of our property, plant and equipment. Based on our assessment of test equipment and its increased interchangeability enabling broader and longer use, we extended the estimated useful lives of test equipment from five years to seven years as of January 1, 2024. As a result, depreciation expense was reduced by approximately $13 million and $59 million for the three months ended and the year ended December 31, 2024, respectively. This benefited net income by approximately $11 million and $49 million and diluted earnings per share by $0.05 and $0.20 for each period, respectively.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,133,553	$1,119,818
Short-term investments	512,984	474,869
Accounts receivable, net of allowances	1,055,013	1,149,493
Inventories	310,910	393,128
Other current assets	61,012	58,502
Total current assets	3,073,472	3,195,810
Property, plant and equipment, net	3,576,148	3,299,445
Operating lease right of use assets	109,730	117,006
Goodwill	17,947	20,003
Restricted cash	759	799
Other assets	166,272	138,062
Total assets	$6,944,328	$6,771,125

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$236,029	$131,624
Trade accounts payable	712,887	754,453
Capital expenditures payable	123,195	106,368
Short-term operating lease liability	26,827	33,616
Accrued expenses	356,337	358,414
Total current liabilities	1,455,275	1,384,475
Long-term debt	923,431	1,071,832
Pension and severance obligations	70,594	87,133
Long-term operating lease liabilities	57,983	56,837
Other non-current liabilities	253,880	175,813
Total liabilities	2,761,163	2,776,090

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	293	292
Additional paid-in capital	2,031,643	2,008,170
Retained earnings	2,335,132	2,159,831
Accumulated other comprehensive income	7,510	16,350
Treasury stock	(225,033)	(222,335)
Total Amkor stockholders’ equity	4,149,545	3,962,308
Noncontrolling interests in subsidiaries	33,620	32,727
Total equity	4,183,165	3,995,035
Total liabilities and equity	$6,944,328	$6,771,125

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$355,535	$362,131
Depreciation and amortization	594,663	631,508
Other operating activities and non-cash items	25,303	39,654
Changes in assets and liabilities	113,367	236,727
Net cash provided by operating activities	1,088,868	1,270,020

Cash flows from investing activities:
Payments for property, plant and equipment	(743,796)	(749,467)
Proceeds from sale of property, plant and equipment	3,981	8,444
Proceeds from foreign exchange forward contracts	47,045	44,013
Payments for foreign exchange forward contracts	(88,623)	(75,786)
Payments for short-term investments	(568,711)	(657,583)
Proceeds from sale of short-term investments	65,502	94,242
Proceeds from maturities of short-term investments	474,097	379,344
Other investing activities	10,181	4,883
Net cash used in investing activities	(800,324)	(951,910)

Cash flows from financing activities:
Proceeds from revolving credit facilities	—	370,000
Payments of revolving credit facilities	—	(370,000)
Proceeds from short-term debt	5,012	20,712
Payments of short-term debt	(9,731)	(19,448)
Proceeds from long-term debt	172,651	168,335
Payments of long-term debt	(177,214)	(175,427)
Payments of finance lease obligations	(72,255)	(66,398)
Payments of dividends	(178,605)	(74,686)
Other financing activities	(290)	(2,295)
Net cash used in financing activities	(260,432)	(149,207)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(14,417)	(10,692)

Net increase in cash, cash equivalents and restricted cash	13,695	158,211
Cash, cash equivalents and restricted cash, beginning of period	1,120,617	962,406
Cash, cash equivalents and restricted cash, end of period	$1,134,312	$1,120,617

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:
•dependence on the cyclical and volatile semiconductor industry and vulnerability to industry downturns and declines in global economic and financial conditions;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment;
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•fluctuations in operating results and cash flows;
•our substantial indebtedness;
•dependence on international factories and operations and risks relating to trade restrictions and regional conflict;
•the effects of business, economic, political, legal and regulatory impacts or conflicts upon our global operations;
•fluctuations in interest rates and changes in credit risk;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries and contract manufacturers;
•difficulty funding our liquidity needs, including as a result of disruptions to the banking system and capital markets;
•our substantial investments in equipment and facilities to support the demand of our customers;
•difficulty attracting, retaining or replacing qualified personnel;
•difficulty achieving the relatively high-capacity utilization rates necessary to realize satisfactory gross margins given our high percentage of fixed costs;
•maintaining an effective system of internal controls;
•the absence of backlog and the short-term nature of our customers’ commitments;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•the historical downward pressure on the prices of our packaging and test services;
•challenges with integrating diverse operations;
•fluctuations in our manufacturing yields;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for conditional reduced tax rates, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•conditions to, and obligations related to, the receipt of government incentives;
•environmental, health and safety liabilities and expenditures;

•warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•natural disasters and other calamities, political instability, hostilities or other disruptions;
•restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•the possibility that we may decrease or suspend our quarterly dividend;
•significant severance plan obligations associated with our manufacturing operations in Korea; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.